UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 15, 2007
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
770-767-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Matria Healthcare, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K dated February 15, 2007 (the “Original 8-K”) to correct the amount of restricted stock grants reported. The paragraph below replaces the second paragraph under the caption “Restricted Stock Grants” in the Original 8-K.

Item	5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Restricted Stock Grants
     At the February 22, 2007 meeting, the Committee approved restricted stock grants under the Company’s various stock incentive plans with the amended terms described above. The following named executive officers whose 2006 compensation will be discussed in the Company’s 2007 proxy statement received stock grants: Parker H. Petit, Chief Executive Officer, 33,800 shares, Richard M. Hassett, M.D., President and Chief Operating Officer, 16,500 shares, Jeffrey L. Hinton, Senior Vice President and Chief Executive Officer, 6,000 shares, Roberta L. McCaw, Senior Vice President, General Counsel and Corporate Secretary, 6,000 shares, and Yvonne V. Scoggins, Senior Vice President and Corporate Finance, 6,000 shares.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: April 6, 2007